As filed with the Securities and Exchange Commission on February 11, 1997
                                                       Registration No. 33-48233
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ALLIED Group, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Iowa                                         42-0958655
-------------------------------           ---------------------------------
(State or other jurisdiction of           (IRS Employer Identification No.)
incorporation or organization)

          701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211
          -------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                Jamie H. Shaffer
           701 Fifth Avenue, Des Moines, IA 50391-2000, (515) 280-4211
       -------------------------------------------------------------------
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429, the Prospectus included as part of this Registration Statement also relates to Registration Statement No. 33-15461 previously filed by the Company.

                  Page 1 of 19 pages. Exhibit index on page 16.




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                                       2


PROSPECTUS


                               ALLIED GROUP, INC.
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of ALLIED Group, Inc. (the "Company") provides participants in the Plan with a convenient and inexpensive method for purchasing additional shares of common stock, no par value, of the Company (the "Common Stock"). Any holder of record of Common Stock is eligible to join the Plan.

Stockholders participating in the Plan may purchase the Company's Common Stock through:

         FULL DIVIDEND REINVESTMENT--Automatically reinvest cash dividends on all shares of Common Stock held of record.

         PARTIAL DIVIDEND REINVESTMENT--Automatically reinvest cash dividends on part of the shares of Common Stock held of record while continuing to receive cash dividends on the other shares.

         OPTIONAL CASH PAYMENTS--Invest by making optional cash payments of not less than $25 up to a maximum of $5,000 per month.

Shares of Common Stock purchased under the Plan may be either original issue shares or open market shares, such determination to be made in the discretion of the Company. The price per share of Common Stock originally issued by the Company will be the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date of purchase. If the shares are purchased in the open market by Harris Trust and Savings Bank ("Harris Trust"), the price per share will be the average price paid by Harris Trust to obtain them.

                  Retain this Prospectus for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is February 11, 1997

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and any other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and the following regional offices of the Commission: Northeast Regional Office, 7 World Trade Center, New York, New York 10048; and the Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

The Company has filed a Registration Statement on Form S-3 with the Commission in Washington, D.C., in accordance with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits filed as part thereof. Statements herein contained concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. The Registration Statement and the exhibits may be inspected, without charge, at the offices of the Commission, or copies thereof obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         2. The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1996, June 30, 1996, and September 30, 1996; and

         3. The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated February 18, 1986, under
              Section 12 of the Securities Exchange Act of 1934, as amended, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company undertakes to provide without charge to each person, including a beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all the information that has been incorporated by reference in the Registration Statement of which this Prospectus is a part (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the prospectus incorporates). Such oral or written requests may be made to: George T. Oleson, Corporate Counsel and Secretary, ALLIED Group, Inc., 701 Fifth Avenue, Des Moines, Iowa 50391-2000, (515) 280-4211.

                                   THE COMPANY

The Company is a regional insurance holding company headquartered in Des Moines, Iowa. The Company is primarily engaged through its subsidiaries in the business of property-casualty insurance and excess and surplus lines insurance.

The Company's three property-casualty subsidiaries, AMCO Insurance Company, ALLIED Property and Casualty Insurance Company, and Depositors Insurance Company, write personal lines of insurance (primarily automobile and homeowners) and commercial lines of insurance for small businesses. The property-casualty subsidiaries participate in a reinsurance pooling agreement with ALLIED Mutual Insurance Company, an affiliated property-casualty insurance company, such agreement generally providing that each company's property-casualty insurance business is combined and then prorated among the participants according to predetermined percentages. The Company's property-casualty subsidiaries market their products through three distribution systems: independent agencies, direct marketing, and high-volume agencies which contract to sell personal lines exclusively through the Company's insurance subsidiaries. The Company's property-casualty subsidiaries operate exclusively in the United States;
primarily in the central and western states through approximately 2,250 independent agencies. Western Heritage Insurance Company is an excess & surplus lines insurance subsidiary, which primarily underwrites specialty commercial casualty lines.

The Company is an Iowa corporation with its executive offices located at 701 Fifth Avenue, Des Moines, Iowa 50391-2000. The Company's telephone number is
(515)280-4211.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

General

Established by the Company in 1987, the Plan was amended in 1992 to increase to 900,000 the number of shares available for issuance. After the 3-for-2 stock split on June 17, 1993, there remained to be issued under the Plan 743,097 shares. After the 3-for-2 stock split on November 15, 1996, there remained to be issued under the Plan 887,621 shares.

The following questions and answers constitute the Plan.

Purpose

         1.   What is the purpose of the Plan?

The purpose of the Plan is to provide holders of record of shares of Common Stock of the Company with a convenient and inexpensive method of investing their cash dividends and making monthly optional cash investments to purchase additional shares of Common Stock at market price.

         2.   What are the advantages of the Plan?

Participants in the Plan may purchase additional shares of Common Stock by (a) having cash dividends on all or a portion of their shares of Common Stock automatically reinvested, or (b) investing optional cash payments of not less than $25 per month up to a maximum of $5,000, or (c) investing both dividends and optional cash payments. The Company absorbs all administrative costs related to the Plan. Full investment of funds is possible under the Plan because account balances will be maintained to four decimal places and dividends will be paid on the fractional shares. Shares purchased for the participant will be held in safekeeping by the administrator until the participant requests a certificate. Additionally, the participant will receive a detailed statement each month there is account activity. See Question 13.

Administration

         3.   Who administers the Plan for participants?

Harris Trust and Savings Bank ("Harris Trust") has been designated by the Company as its agent to administer the Plan for participants, maintain records, send statements of account after each cash dividend payment date to participants, and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be held by Harris Trust as custodian for participants and registered in the name of such bank or its nominee. Harris Trust also serves as the Company's transfer agent and is the registrar for the Common Stock. The administrator's address and phone number is:

              Harris Trust and Savings Bank
              Dividend Reinvestment Service
              P.O. Box A3309
              Chicago, Illinois 60690
              1-800-323-6583

         4.   How are shares purchased?

If the Company elects to utilize outstanding shares of Common Stock to satisfy Plan requests, Harris Trust, as agent for the participants, will purchase shares for all participants in the open market. The timing of purchases is in the sole discretion of Harris Trust subject to applicable requirements of federal securities laws. In making purchases of Common Stock, the funds of a participant may be commingled with those of other participants. Accordingly, the price at which Common Stock will be purchased for a participant's account will be the average price of all Common Stock purchased under the Plan for all participants at such time. Harris Trust will make every effort to invest available funds promptly, and in no event more than thirty (30) days after Harris Trust's receipt of a dividend or an optional cash payment, except where postponement is deemed necessary to comply with applicable provisions of the federal securities laws.

If open market purchases are not made, the shares issued under the Plan will be original issue shares of Common Stock purchased directly from the Company. The price per share of Common Stock purchased directly from the Company will be the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape on the date of purchase, or if no Common Stock was traded on such date, then the last day traded immediately prior to the purchase date. In months in which no dividend is paid, the original issue shares will be purchased on the 25th day of the month or the next business day thereafter.

No interest will be paid on any funds held pending investment.

Participation

         5.   Who is eligible to participate?

Any holder of record of the Company's Common Stock is eligible to participate in the Plan. If you own stock which is registered in the name of a nominee and you want to participate directly in the Plan, you should contact your broker and withdraw your shares from "street name" or other registration and register the shares in your own name.

         6.   How does an eligible stockholder participate?

If you are an eligible stockholder, you may join the Plan at any time by signing the Authorization Form and returning it to Harris Trust. A postage-paid envelope is provided for this purpose. The Authorization Form authorizes Harris Trust, as the participant's agent, to receive all or any designated portion of the participant's dividends (if the participant so elects) and to use the dividends and/or all optional cash payments to purchase shares of Common Stock for the participant. Additional Authorization Forms may be obtained at any time by request to Harris Trust at the address given in response to Question 3, or by calling the Stockholder Services Department of the Company at (515)280-4617 or 1-800-532-1436.

         7.   When may an eligible stockholder join the Plan?

A holder of record of shares of Common Stock may join the Plan at any time. For stockholders electing to participate in the Plan by having cash dividends reinvested, an Authorization Form must be received by Harris Trust on or before the 20th day of the month in which the Company pays a dividend on its Common Stock. Participation in the Plan will commence on the date such dividend is paid. Traditionally, cash dividends on Common Stock have been paid on or about the last day of March, June, September, and December. If, however, your Authorization Card is received after the 20th day, the dividend payable in that month will be paid to you as usual, and your participation in the Plan will begin with the next cash dividend payment. For stockholders electing to make optional cash payments, an Authorization Form along with the payment must be received by Harris Trust on or before the 20th day of the month. See Question 12.

         8.   What does the Authorization Form provide?

The Authorization Form allows a stockholder to indicate how he or she wishes to participate in the Plan. By checking the appropriate box on the Authorization Form, the stockholder may indicate whether he or she wishes to reinvest cash dividends paid on some or all shares of the Company's Common Stock registered in the stockholder's name, with the option of making additional cash payments, or to participate in the Plan by making voluntary cash payments only.

         9.   Are  there  any  expenses  to   participants  in  connection  with
              purchases under the Plan?

All administration costs of the Plan, including service costs of Harris Trust, are paid by the Company. Brokerage fees, if any, which Harris Trust may pay to acquire the shares in the open market are included in the market price to participants. Any such brokerage fees are expected to be substantially less than commission fees paid by individual investors because in the Plan a participant's transactions are aggregated with those of other participants for the purpose of making stock transactions in large volume. Any such savings are thus shared by all participants. No other fee or service charge will be paid by participants in connection with purchase of Common Stock in the open market. However, if a participant directs Harris Trust to sell Plan shares, the participant must pay a brokerage commission and any Harris Trust handling charge. See Question 18.

Purchases

         10. How many shares of Common Stock will be purchased for each participant?

The number of shares to be purchased for your account will depend on the amount of the cash dividend, the amount of any voluntary cash payments to be invested on that date, and the price of the shares of Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price.

         11.  What will be the price of shares purchased under the Plan?

The price of shares purchased with participant's cash dividend and/or optional cash payments will be the (a) average price paid by Harris Trust for such shares if purchased from the open market or (b) if original issue shares, the average of the high and low prices for a share of Common Stock as reported on the New York Stock Exchange Composite Tape, or if no Common Stock was traded on such date, then the last day traded immediately prior to the purchase date. The price per share of stock purchased on the open market shall be determined by dividing the aggregate purchase price for such shares by the aggregate number of shares purchased.

                                       7
Optional Cash Investments

         12.  How does the optional cash investment work?

A participant must submit his or her optional cash payment to Harris Trust by the 20th day of each month. A signed Authorization Form must accompany a participant's initial optional cash payment. Cash payments are limited to a minimum of $25 and a maximum of $5,000 per month. In months when no dividend is paid, cash received from the participant prior to the 20th of the month will be used to purchase shares of Common Stock as soon as practicable thereafter. In months when dividends are paid, optional cash payments will be reinvested with the dividend as soon as practicable after the dividend payment date. No interest will be paid on optional cash payments. Therefore, it is suggested that optional cash payments be sent no more than ten (10) days before the 20th of the month. Reasonable mail delay time should be taken into account so that receipt is on a timely basis. The same amount of cash need not be sent each month, and there is no obligation to make an optional cash payment each month. If a participant's written request for a refund is received by Harris Trust more than 48 hours before the date on which it would have been invested, the optional cash payment will be refunded. Officers and directors of the Company and ten percent owners of Common Stock may be subject to certain restrictions from time to time with respect to optional cash payments and should contact Company counsel with any questions.

Statement of Ownership

         13.  What kind of reports will be sent to participants in the Plan?

Each participant in the Plan will be sent a quarterly statement of ownership of his or her account showing any cash dividends received, any cash contributions received, the price per share, the number of Plan shares held for the participant by Harris Trust, the number of shares held by the participant in his or her name on which dividends are being reinvested, and a history of the transactions for the current calendar year. Such reports will be mailed as soon as practicable after each investment is made for a participant's account.

If a participant makes optional cash payments, a statement of ownership will be sent subsequent to each month in which an optional cash payment is made.

These statements are a participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes. In addition, as and when required by applicable federal rules and regulations, each participant will receive a Prospectus relating to the Plan, and any updates thereto, and copies of the same communications sent to every other holder of shares of Common Stock, including the Company's quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

Dividends

         14.  Are  the   dividends   on  shares   purchased   through  the  Plan
              automatically reinvested under the Plan?

Cash dividends on all shares purchased for a participant and credited to his or her account under the Plan, whether through dividend reinvestment or optional cash payments, will be automatically reinvested in additional shares of Common Stock. Those stockholders who elect to make optional cash payments or partial dividend reinvestment will receive cash dividends on those shares not enrolled in the Plan.

         15. Will participants be credited with dividends on fractions of shares?

Yes. Account balances will be maintained to four decimal places, and dividends will be paid on the fractional shares.

Certificates for Shares

         16. Will certificates be issued for shares of Common Stock purchased under the Plan?

Unless requested by a participant, certificates for shares of Common Stock purchased under the Plan will not be issued. The number of shares credited to a participant's account under the Plan will be shown on his or her quarterly statement of account. This serves to protect against loss, theft, or destruction of stock certificates. Shares held by Harris Trust for the account of a participant may not be pledged. A participant who wishes to pledge such shares must request that a certificate for such shares be issued in his or her name.

Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. This request should be mailed to:
                      ALLIED Group, Inc.
                      c/o Harris Trust and Savings Bank
                      Dividend Reinvestment Service
                      P.O. Box A3309
                      Chicago, Illinois 60690

Any remaining full shares and fractions of a share will continue to be credited to the participant's account.

Certificates will be issued for whole shares only. Certificates for fractions of shares will not be issued under any circumstances. If a participant withdraws from the Plan and requests certificates for shares credited to his or her account, any fractional shares shall be paid to the participant in cash.

         17.  In whose name will certificates be issued?

A participant's account under the Plan will be maintained in the name in which the shares were registered at the time of enrollment. Consequently, if and when certificates for shares held under the Plan are issued, such certificates will be issued in that name.

Withdrawal

         18.  How does a participant withdraw from the Plan?

In order to withdraw from the Plan, a participant must notify Harris Trust in writing that he or she wishes to withdraw. The form which may be used for this purpose is a part of the participant's quarterly statement of ownership. Such notice should be sent to:

                  ALLIED Group, Inc.
                  c/o Harris Trust and Savings Bank
                  Dividend Reinvestment Service
                  P.O. Box A3309
                  Chicago, Illinois 60690

A participant's withdrawal takes effect when such notice is received by Harris Trust; provided, however, that withdrawal notices received within ten (10) days prior to a dividend record date will not take effect until completion of the investment. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to his or her account under the Plan will be issued to the participant, and a cash payment will be made for any fraction of a share. Alternatively, the participant may direct Harris Trust in the notice of withdrawal that all of the shares, both whole or fractional (partial sales are not allowed), credited to his or her account in the Plan should be sold by Harris Trust. Such sale will be made at market price as soon as practicable or within seven (7) business days after withdrawal takes effect and will be made through Harris Trust. The proceeds of such sale, less any brokerage commission and any Harris Trust handling charge, will be sent to the participant. Upon withdrawal from the Plan, any uninvested optional cash payments will be returned to the withdrawing participant.

         19. What happens to a fraction of a share when a participant withdraws from the Plan?

When a participant withdraws from the Plan a cash payment representing any fraction of a share credited to his or her account will be mailed directly to the participant. The cash payment to each such participant for the fractional (partial sales are not allowed) shares will be based on the current market price(s), as calculated and in the same manner as whole shares.

Tax Consequences of Participation in the Plan

         20. What are the federal income tax consequences of participation in the Plan?

The following is a summary of certain federal income tax consequences of participating in the Plan. The tax consequences to a particular participant may vary on account of individual circumstances. A participant should consult with the participant's tax advisor for advice applicable to the participant's particular situation.

The amount of cash dividends paid to a participant by the Company is considered taxable income, even though reinvested through the Plan. Expenses and fees paid for a participant by the Company will be included as dividend income, for tax purposes, and these expenses and fees will be added to the cost basis of the shares purchased through the Plan. The information return sent to a participant and the Internal Revenue Service at year-end will show as dividend income the amount of dividends reinvested through the Plan, as well as any of these fees and expenses.

A participant will not realize any taxable income when the participant receives certificates for whole shares credited to the participant's account. Gain or loss will be recognized by the participant when the participant sells such whole shares and will be recognized by a participant when a fractional share credited to the participant's account is sold pursuant to the terms of the Plan.

Other Information

         21. What happens when a participant sells or transfers all of the shares registered in the participant's name?

If a participant sells or transfers all of the shares of Common Stock registered in his or her name but maintains shares in his or her Plan account, dividends will continue to be reinvested on the shares held in the participant's Plan account until Harris Trust is otherwise notified.

         22. What happens if the Company issues a stock dividend or declares a stock split, and are the authorized shares adjusted?

Any stock dividends or split shares distributed by the Company on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to stockholders who are not participating in the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the shares, such adjustment shall be made in the number of shares which may be delivered under the Plan as may be determined to be appropriate and equitable (pro-rata) by the Board of Directors of the Company, in its sole discretion, to prevent dilution or enlargement of rights.

         23.  How  will  a   participant's   shares  be  voted  at  meetings  of
              stockholders?

All shares credited to a participant's account under the Plan will be voted as the participant directs. If on the record date for a meeting of stockholders there are shares of Common Stock credited to the account of a participant in the Plan, such participant will be sent the proxy material being sent to all holders of Common Stock for that meeting. If such participant returns a properly executed proxy in the required time, it will be voted with respect to all shares credited to the account of such participant (including any fraction) as well as all other shares registered in the participant's name; or such participant may vote all of such shares in person if he or she attends the meeting.

         24.  What is the responsibility of the Company under the Plan?

The Company or its agent in administering the Plan will not be liable for any act performed in good faith or for any omission to act in good faith including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

Neither the Company nor Harris Trust can or does assure a participant of profit or protection against a loss on the shares purchased under the Plan. The Plan does not represent a change in the Company's dividend policy. Payment of dividends will continue to depend on future earnings, financial requirements, and other factors.

         25.  Who interprets and regulates the Plan?

The Company reserves the right to interpret and regulate the Plan as deemed desirable or necessary in connection with the operation of the Plan and to review in good faith the method of price calculation in order to correct inequities and/or resolve questions of ambiguities of or in conflict with the various provisions of the Plan. All transactions in connection with the Plan shall be governed by the laws of the State of Iowa.

         26. Who bears the risk of market price fluctuations in the Company's Common Stock?

The participant will bear the risk of market price fluctuations whether shares are purchased through the Plan or through securities market transactions. The Company cannot guarantee that shares purchased under the Plan will at any particular time be worth more or less than their purchase price.

         27.  May the Plan be changed or discontinued?

The Board of Directors of the Company reserves the right to suspend, modify, or terminate the Plan at any time. Notice of such suspension, modification, or termination will be sent to all participants.

                                 USE OF PROCEEDS


No proceeds will be realized by the Company when Plan shares are purchased on the open market. The Company has not determined the number of original issue shares that will be purchased directly from the Company under the Plan and the amount of proceeds of any such shares. The proceeds to the Company from the issuance and sale of any original issue shares are expected to be used for general corporate purposes.


                                  LEGAL MATTERS


Certain legal matters in connection with the sale have been passed upon by Davis, Brown, Koehn, Shors & Roberts, P.C., 2500 Financial Center, Des Moines, Iowa 50309, and Cheryl M. Critelli, Associate Corporate Counsel, ALLIED Group, Inc. Members of the firm of Davis, Brown, Koehn, Shors & Roberts, P.C. own an aggregate of 16,350 shares of common stock.


                                     EXPERTS


The consolidated financial statements and schedules of the Company and its subsidiaries as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995, incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES


Sections 851 and 856 of the Iowa Business Corporation Act provide that a corporation has the power to indemnify its directors and officers against liabilities and expenses incurred by reason of such person serving in the capacity of director or officer, if such person has acted in good faith and in a manner reasonably believed by the individual to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe the individual's conduct was unlawful. The foregoing indemnity provisions notwithstanding, in the case of actions brought by or in the right of the corporation, no indemnification shall be made to such director or officer with respect to any matter as to which such individual has been adjudged to be liable to the corporation unless, and only to the extent that, the adjudicating court determines that indemnification is proper under the circumstances.

Article X of Company's Articles of Incorporation provides that the Company shall indemnify its directors to the fullest extent possible under the Iowa Business Corporation Act. Article 8 of the Company's Bylaws extends the same indemnity to its officers. Article X of the Articles also provides that no director shall be liable to the Company or its stockholders for monetary damages for breach of the individual's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction in which the director derived an improper personal benefit, or (iv) under the Iowa Business Corporation Act provisions relating to improper distributions.

The Company maintains a directors' and officers' liability insurance policy to insure against losses arising from claims made against its directors and officers, subject to the limitation and conditions as set forth in the policies.

Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

==============================================================

No person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Registrant or any Underwriter. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person or by anyone in any jurisdiction in which it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof.

                    TABLE OF CONTENTS


                                                          Page
Available Information.........................................
Incorporation of Certain
    Information by Reference..................................
The Company...................................................
Dividend Reinvestment and Stock
    Purchase Plan
        General...............................................
        Purpose...............................................
        Administration........................................
        Participation.........................................
        Purchases.............................................
        Optional Cash Investments.............................
        Statement of Ownership................................
        Dividends.............................................
        Certificates for Shares...............................
        Withdrawal............................................
        Tax Consequences of
           Participation in the Plan..........................
        Other Information.....................................
    Use of Proceeds...........................................
    Legal Matters.............................................
    Experts...................................................
    Indemnification for Securities
        Act Liabilities.......................................

==============================================================
FORM # 11444 (02-97) 00
-----------------------

                          ======================================================




                                          ALLIED Group, Inc.






                                        Dividend Reinvestment
                                                and
                                         Stock Purchase Plan





                                            Common Stock


                                               ALLIED
                                                GROUP




                                             ----------


                                             PROSPECTUS

                                             ----------





                                          February 11, 1997




                          ======================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following are the estimated expenses to be incurred by the Company in connection with the offering described in this registration statement.

     Cost of printing                            $1,000.00
     Legal fees, Blue Sky fees, and expenses      5,000.00
     Accounting                                   1,000.00
                                                 ---------
     Total                                       $7,000.00

Item 15. Indemnification of Directors and Officers.

The information contained in the Prospectus under the caption "Indemnification for Securities Act Liabilities" is incorporated by reference herein.

Item 16. Exhibits.

     5. a. Opinion of Messrs. Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C., regarding legality of 400,000 shares of stock originally registered on this Form.

         b.  Opinion of Cheryl M. Critelli,  Assistant Corporate Counsel, ALLIED
             Group,  Inc.,   regarding  legality  of  500,000  shares  of  stock
             registered.

         c.  Opinion of Cheryl M. Critelli,  Associate Corporate Counsel, ALLIED
             Group,  Inc.,   regarding  legality  of  247,699  shares  of  stock
             registered.

         d.  Opinion of Cheryl M. Critelli,  Associate Corporate Counsel, ALLIED
             Group,  Inc.,   regarding  legality  of  295,874  shares  of  stock
             registered.

    23. a. Consent of KPMG Peat Marwick LLP, Independent Certified Public Accountants*

         b. (1) Consent of Davis, Hockenberg, Wine, Brown, Koehn & Shors, P.C. n/k/a Davis, Brown, Koehn, Shors & Roberts, P.C.*

             (2) Consent of Cheryl M.  Critelli,  Associate  Corporate  Counsel,
                 ALLIED Group, Inc.*

     24. Power of Attorney (contained on Signature Page of Post-Effective Amendment No. 2 previously filed).

*Filed with this Amendment

Item 17. Undertakings.

     1.  The undersigned registrant hereby undertakes:

         a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Des Moines, State of Iowa, on February 10, 1997.

                                     ALLIED Group, Inc.


                                     By: /s/ Jamie H. Shaffer
                                         ---------------------------------------
                                         Jamie H. Shaffer, President (Financial)
                                                           and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                        Title                       Date
       ---------                        -----                       ----

/s/ Douglas L. Andersen           President (Property-         February 10, 1997
----------------------------        Casualty)(Principal
Douglas L. Andersen                 Executive Officer)

/s/ Jamie H. Shaffer              President (Financial)        February 10, 1997
----------------------------        and Treasurer
    Jamie H. Shaffer                (Principal Executive
                                    Officer and Principal
                                    Accounting Officer)

            *                     Chairman and Director        February 10, 1997
----------------------------
       John E. Evans

            *                     Director                     February 10, 1997
----------------------------
     James W. Callison

            *                     Director                     February 10, 1997
----------------------------
     Harold S.Carpenter

            *                     Director                     February 10, 1997
----------------------------
     Charles I. Colby

            *                     Director                     February 10, 1997
----------------------------
      Harold S. Evans

            *                     Director                     February 10, 1997
----------------------------
   Richard O. Jacobson

            *                     Director                     February 10, 1997
----------------------------
      John P. Taylor

            *                     Director                     February 10, 1997
----------------------------
    William E. Timmons

            *                     Director                     February 10, 1997
----------------------------
     Donald S. Willis

*By: /s/ Jamie H. Shaffer
    ----------------------------
         Jamie H. Shaffer
         Attorney-in-Fact

                                  EXHIBIT INDEX



                                                 Consecutive
        Exhibit                                  Page Number
        -------                                  -----------

23. (a) Consent of KPMG Peat Marwick LLP,        17
        Independent Certified Public
        Accountants.

    (b) (1) Consent of Davis, Brown,             18
            Koehn, Shors & Roberts,
            P.C.

        (2) Consent of Cheryl M. Critelli,       19
            Associate Corporate Counsel,
            ALLIED Group, Inc.